Exhibit 8

List of CGG subsidiaries (December 31, 2017)

(Certain dormant or small subsidiaries of the Group have not been included in the list below)

French Companies	Head Office	% of interest
CGG Services SAS	Massy, France	100.0
CGG Explo SARL	Massy, France	100.0
Geomar SAS	Massy, France	100.0
Sercel Holding SAS	Carquefou, France	100.0
Sercel SAS	Carquefou, France	100.0

Foreign Companies	Head Office	% of interest
CGG Holding BV	The Hague, Netherlands	100.0
CGG Marine BV	The Hague , Netherlands	100.0
CGG Services (NL) BV	The Hague, Netherlands	100.0
CGG International SA	Geneva, Switzerland	100.0
CGG Data Services SA	Geneva, Switzerland	100.0
CGG Services (Norway) AS	Oslo, Norway	100.0
Exploration Investment Resources II AS	Oslo, Norway	100.0
Exploration Vessel Resources II AS	Oslo, Norway	100.0
CGG Services (UK) Limited	Crawley, United Kingdom	100.0
CGG do Brasil Participaçoes Ltda	Rio do Janeiro, Brazil	100.0
Veritas do Brasil Ltda	Rio do Janeiro, Brazil	100.0
LASA Prospeccoes SA	Rio do Janeiro, Brazil	100.0
CGG Mexico, SA de CV	Mexico City, Mexico	100.0
Geoinnovation Corporativa S. de RL de CV	Mexico City, Mexico	100.0
CGG Holding (U.S.) Inc.	Houston, United States	100.0
CGG Services (U.S.) Inc.	Houston, United States	100.0
CGG Land (U.S.) Inc.	Houston, United States	100.0
CGG Canada Services Ltd	Calgary, Canada	100.0
CGG Services (Canada) Inc.	Calgary, Canada	100.0
CGG Services (Australia) Pty Ltd	Perth, Australia	100.0
CGG Aviation (Australia) Pty Ltd	Perth, Australia	100.0
CGGVeritas Services (B) Sdn Bhd	Bandar Seri Begawan, Brunei	100.0
PT CGG Services Indonesia	Jakarta, Indonesia	95.0
CGG Services India Private Ltd	Navi Mumbai, India	100.0
CGG Technology Services (Beijing) Co. Ltd	Beijing, China	100.0
CGG Services (Singapore) Pte Ltd	Singapore	100.0
CGG Services (Malaysia) Sdn Bhd	Kuala Lumpur, Malaysia	100.0
CGG Vostok	Moscow, Russia	100.0
Sercel-GRC	Tulsa, United States	100.0
Sercel Inc.	Houston, United States	100.0
Hebei Sercel-Junfeng Geophysical Prospecting Equipment Co. Ltd	Hebei ,China	51.0
Sercel Singapore Pte Ltd	Singapore	100.0
De Regt Marine Cables BV	Krimpen Aan de Lek, Netherlands	100.0

Each of our subsidiaries listed above is organised in the country in which its head office is located, and each such subsidiary does business under its registered name.